Registration No. 333-55961


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
               --------------------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       on
                                    FORM S-8
                                       To
                       REGISTRATION STATEMENT ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                               CNB BANCSHARES, INC.
                     --------------------------------------
               (Exact Name of Registrant as Specified in Charter)


             Indiana                                     35-1568731
-----------------------------------          -----------------------------------
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

         20 N.W. Third Street, Evansville, Indiana  47739 (812) 456-3400
         ---------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                       NATIONAL BANCORP STOCK OPTION PLAN
                       ----------------------------------
                              (Full title of plan)

                -----------------------------------------------

                                JOHN R. SPRUILL
              Executive Vice President and Chief Financial Officer
                              CNB Bancshares, Inc.
                              20 N.W. Third Street
                           Evansville, Indiana  47739
                                (812) 456-3400
                -----------------------------------------------
                       (Name, address, including zip code,
                         and telephone number, including
                        area code, of agent for service)

                                   Copies to:
                               THOMAS C. ERB, Esq.
                          Lewis, Rice & Fingersh, L.C.
                               500 North Broadway
                           St. Louis, Missouri  63102
                                 (314) 444-7600

This Post-Effective Amendment No. 1 covers 29,394 shares of the Registrants' Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto.

================================================================================

Page

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The documents constituting a Prospectus (a "Prospectus") with respect to this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of CNB Bancshares, Inc. (the "Registrant") are kept on file at the offices of the Registrant in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registrant will provide without charge to participants in the National Bancorp Stock Option Plan (the "Plan"), on the written or oral request of any such person, a copy of any or all of the documents constituting a Prospectus. Written requests for such copies should be directed to Ms. Kathryn P. Williams, CNB Bancshares, Inc., 20 N.W. Third Street, Evansville, Indiana 47739. Telephone requests may be directed to (812) 456-3400.

                                      I-1


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          ------------------------------------------------------------


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which the Registrant has previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

      (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission pursuant to Section 13(a) of the Exchange Act;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997;

      (c) The description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated April 1, 1996, filed pursuant to Section 12 of the Exchange Act and including any amendments or reports filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act for purpose of updating such description.

      All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Registrant will provide without charge to each person to whom a Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Ms. Kathryn
P. Williams, CNB Bancshares, Inc., 20 N.W. Third Street, Evansville, Indiana 47739. Telephone requests may be directed to (812) 456-3400.

ITEM 4.  DESCRIPTION OF SECURITIES.

      This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters in connection with the Plan and the shares of Common Stock to be issued through the Plan have been passed upon for the Registrant by Lewis, Rice & Fingersh, L.C., St. Louis,

Missouri  63102.   Lewis,  Rice  & Fingersh, L.C. was not employed for such
purposes on a contingent basis. Lewis, Rice & Fingersh, L.C. did not have or receive nor will it receive a substantial interest, direct or indirect, in the Registrant or any of its subsidiaries in connection with the offering. Lewis, Rice & Fingersh, L.C. was not connected with the Registrant or any of its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer, or employee.

      The consolidated financial statements of the Registrant as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in the Registrant's Annual Report on Form 10-K, and the supplemental consolidated financial statements of the Registrant as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in the Registrant's Current Report on Form 8-K dated June 3, 1998 (as amended by the Registrant's Current Report on Form 8-K/A filed with the Commission on June 16, 1998), have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and included therein. KPMG Peat Marwick LLP was not employed for such purpose on a contingent basis.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Bylaws of the Registrant provide that the Registrant shall indemnify any director or officer of the Registrant against any and all liability and reasonable expense that said director or officer may incur in connection with or resulting from any claim, action, suit or proceeding, or civil, criminal, administrative or investigative action, or threat thereof, by reason of said director's or officer's being or having been a director or officer of the Registrant, or serving or having served at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, if either (i) the officer or director is wholly successful in any such claim, action, suit or proceeding, or (ii) the officer or director is not wholly successful but it is nevertheless determined that such officer or director acted in good faith in what he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, either said officer or director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. The Bylaws further provide that the board of directors may (i) authorize like indemnification of persons who are not directors or officers of the Registrant but are employees of the Registrant or are officers, directors or employees of any subsidiary of the Registrant, and
(ii) approve indemnification of directors, officers or other persons to the full extent permitted by the Indiana Business Corporation Law (the "Indiana Law") in effect at such time.

       Section 23-1-37-9 of the Indiana Law provides for "mandatory indemnification," unless limited by the articles of incorporation, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the Indiana Law states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 23-1-37-8 of the Indiana Law, that the director will repay the advance if it is ultimately determined that he did not meet the standard of conduct required by Section 23-1-37-8 of the Indiana Law, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Indiana Law.

      The Registrant's Bylaws further provide, in accordance with the Indiana Law, that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have power to indemnify him against such liability under the Bylaws or the Indiana Law. Pursuant to a policy of directors' and officers' liability insurance with total bi-annual limits of $15,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     This item is inapplicable.

ITEM 8.  EXHIBITS.

      The following exhibits are submitted herewith or incorporated by reference herein.

      Exhibit
      Number   Exhibit
      ------   -------

      3(a) Restated Articles of Incorporation of CNB Bancshares, Inc., incorporated herein by reference to Exhibit 3(a) to CNB Bancshares, Inc.'s Registration Statement on Form S-8 POS dated May 18, 1998 (Registration Statement No. 333-46837).

      3(b) Amended Bylaws of CNB Bancshares, Inc., incorporated herein by reference to Exhibit 3(ii) to CNB Bancshares, Inc.'s 1995 Annual Report on Form 10-K.

      5        Opinion of Lewis, Rice & Fingersh, L.C.*

      10(a)    National Bancorp Stock Option Plan.

      23(a)    Consent of Lewis, Rice & Fingersh, L.C. (included  in
               Exhibit 5).

      23(b)    Consent of KPMG Peat Marwick LLP.

      24       Powers of Attorney.*

------------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT.   Pursuant to the requirements of the Securities  Act  of
1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 25, 1998.

                                    CNB BANCSHARES, INC.
                                    --------------------------------------
                                    (Registrant)

                           By:      /s/ James J. Giancola
                                    --------------------------------------
                                    James J. Giancola
                                    President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 25, 1998 by the following persons in the capacities indicated.


Name                               Title/Position
----                               --------------

               *                   Chairman of the Board
------------------------------
H. Lee Cooper III


               *
------------------------------     President, Chief Executive Officer
James J. Giancola                  and Director (principal executive officer)


               *
------------------------------     Executive Vice President
John R. Spruill                    (principal financial officer)


               *
------------------------------     Senior Vice President and
Ralph L. Alley                     Controller, Treasurer (principal
                                   accounting officer)


               *                   Director
------------------------------
John D. Engelbrecht

               *                   Director
------------------------------
Terrence A. Friedman


               *                   Director
------------------------------
Edmund L. Hafer


               *                   Director
------------------------------
James E. Hutton


               *                   Director
------------------------------
Robert L. Koch, II


               *                   Director
------------------------------
Larry J. Kremer


               *                   Director
------------------------------
Burkley F. McCarthy


               *                   Director
------------------------------
Robert K. Ruxer


               *                   Director
------------------------------
Thomas W. Traylor


               *                   Director
------------------------------
Alton C. Wendzel



     *  By     /s/ James J. Giancola
               ---------------------------
               Attorney-in-fact

                                INDEX TO EXHIBITS



Reg. S-K
Item 601
Exhibit No.                        Exhibit
-----------                        -------

   3(a) Restated Articles of Incorporation of CNB Bancshares, Inc., incorporated herein by reference to Exhibit 3(a) to CNB Bancshares, Inc.'s Registration Statement on Form S-8 POS dated May 18, 1998 (Registration Statement No. 333-46837).

   3(b) Amended Bylaws of CNB Bancshares, Inc., incorporated herein by reference to Exhibit 3(ii) to CNB Bancshares, Inc.'s 1995 Annual Report on Form 10-K.

   5           Opinion of Lewis, Rice & Fingersh, L.C.*

   10(a)       National Bancorp Stock Option Plan.

   23(a)       Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5).

   23(b)       Consent of KPMG Peat Marwick LLP.

   24          Powers of Attorney.*













------------------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1.